Exhibit 99.1

LaBranche & Co Inc.

Jeffrey A. McCutcheon

Senior Vice President & Chief Financial Officer

(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports First Quarter 2011 Results

NEW YORK, May 6, 2011 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the first quarter ended March 31, 2011. The Company reported an after-tax net loss of $8.1 million, or $0.20 per share, for the first quarter of 2011, which includes net losses of $5.9 million in connection with the discontinuation of certain of the Company’s business lines and $1.4 million of costs related to the proposed merger of Cowen Group, Inc. (“Cowen”) that the Company previously reported on February 17, 2011. This compares to after-tax net income of $1.4 million, or $0.03 per share, for the first quarter of 2010, which included an after-tax charge of $4.3 million related to the redemption of all of its remaining outstanding public indebtedness.

On a pro-forma basis, the Company reported a net loss from continuing operations for the first quarter of 2011 of $2.2 million, or $0.06 per share, which includes $1.4 million in expenses related to the proposed merger of Cowen and the Company, compared to a pro-forma net loss from continuing operations of $4.3 million, or $0.09 per share, for the first quarter of 2010.

In the first quarter of 2011, the Company commenced an initiative to cease its domestic upstairs options market-making business, which was the market-making business that caused the substantial majority of the Company’s losses in 2009, 2010 and the first quarter of 2011. The Company also terminated its electronic options market-making business on the International Securities Exchange (“ISE”), which has not been a material contributor to the Company’s trading results since it commenced in October 2010. We made these decisions due to the significantly reduced margins in these businesses and following significant reductions in the Company’s positions after the departure of its options market-making traders.

In January 2011, the Company commenced a plan to terminate its Institutional Brokerage segment, which included the institutional execution group and professional trader group businesses, due to continued declines in trading volumes and lack of profitability. Although the Company had taken significant successful initiatives to cut expenses and reduce headcount in the Institutional Brokerage segment in order to rationalize the costs and reduced order flow of these businesses, it did not generate enough improvement in results.

Due to the cessation of these businesses, the Company is reporting the upstairs options market-making business, the ISE market-making business and the Institutional Brokerage segment as discontinued operations.

As a result of the exit from the options market-making businesses and the Institutional Brokerage segment noted above, the Company’s balance sheet has been reduced from $1.3 billion at December 31, 2010 to $531.0 million at March 31, 2011, principally due to the significant reduction in the Company’s trading assets and liabilities.

In the first quarter of 2011, the Company also continued its efforts to substantially cut overhead and other operational costs, such as employee compensation, communication expenses and inventory financing costs. Although the Company continued its progress in reducing these fixed and variable costs, the decline in margins and volumes traded made it increasingly difficult for the Company to realize the costs savings in its bottom line results.

The Company is continuing to focus its efforts on the business lines that provide it with the best opportunity to generate positive income, including domestic and international ETF market-making and global derivatives arbitrage trading. The Company believes that its strategies in these businesses are better suited to the current market structure and environment and require lower inventories.

As previously announced, the Company has entered into a definitive agreement to be acquired by Cowen. Under the terms of the agreement, Cowen will acquire the Company in a stock-for-stock merger transaction. The Company’s shareholders will receive upon closing a fixed ratio of 0.9980 of a share of Cowen Class A common stock for each outstanding share of the Company’s common stock. The consummation of the merger is subject to, among other things, the approval by the Company’s shareholders and receipt of necessary regulatory approvals.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in exchange-traded funds on various exchanges domestically and internationally.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2011	2010
REVENUES:
Net gain on trading	$7,331	$13,961
Trading Interest	$135	$499
Other	183	276

Total revenues	7,649	14,736

Interest expense:
Debt	—	2,639
Inventory financing	645	5,083

Total interest expense	645	7,722

Revenues, net of interest expense	7,004	7,014

EXPENSES:
Employee compensation and related benefits	3,632	3,305
Exchange, clearing, brokerage and license fees	1,372	531
Depreciation and amortization	608	484
Legal and professional fees	1,742	803
Communications	1,170	1,101
Occupancy	724	650
Early extinguishment of debt		7,192
Other	596	95

Total expenses	9,844	14,161

Loss from continuing operations before benefit for income taxes	(2,840)	(7,147)
Benefit for income taxes	(620)	(2,880)

Loss from continuing operations	(2,220)	(4,267)

Discontinued operations:
(Loss) income from operations of discontinued operations	(5,889)	2,963
Provision (benefit) for income taxes	13	(2,688)

(Loss) Income from discontinued operations	(5,902)	5,651

Net (loss) income	$(8,122)	$1,384

Weighted-average common shares outstanding:
Basic	40,932	48,540
Diluted	40,932	48,792

Basic net (loss) income per common share:
Continuing operations	$(0.06)	$(0.09)
Discontinued operations (1)	$(0.14)	$0.12

Total operations	$(0.20)	$0.03

Diluted net (loss) income per common share:
Continuing operations	$(0.06)	$(0.09)
Discontinued operations (1)	$(0.14)	$0.12

Total operations	$(0.20)	$0.03

(1)	In accordance with Financial Accounting Standards Board Accounting Standards the results of the Institutional Borkerage segment and certain Options market making and ISE groups have been have been reclassified as discontinued operations for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	As of
	March 31, 2011 (1)	December 31, 2010 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$139,198	$84,396
Receivable from brokers, dealers and clearing organizations	41,328	166,500
Financial instruments owned, at fair value	305,646	492,176
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $7,662 and $8,065 respectively	9,389	9,945
Available for sale	24,949	528,966
Deferred tax assets	1,846	2,653
Income tax receivable	1,055	625
Other assets	7,178	7,847

Total assets	$530,589	$1,293,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$71,304	$254,410
Financial instruments sold, but not yet purchased, at fair value	225,616	165,244
Deferred rent expense and credit	2,479	2,543
Other liabilities	5,708	8,134
Income and deferred taxes payable	15	180
Available for sale	24,605	654,733

Total liabilities	329,727	1,085,244

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 62,654,430 shares issued, 40,931,997 shares outstanding at March 31, 2011 and December 31, 2010.	627	627
Treasury stock, at cost, 21,722,433 at March 31, 2011 and December 31, 2010	(90,484)	(90,484)
Additional paid-in capital	700,036	700,036
Accumulated deficit	(405,070)	(396,948)
Accumulated other comprehensive loss	(4,247)	(5,367)

Total stockholders’ equity	200,862	207,864

Total liabilities and stockholders’ equity	$530,589	$1,293,108

(1)	In accordance with Financial Accounting Standards Board Accounting Standards the net asset of the Institutional Brokerage segment and certain Options market making and ISE groups have been have been reclassified as available for sale for all periods presented.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from continuing operations excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for our continuing business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results from continuing operations to our pro-forma results from continuing operations for the periods presented:

	Three Months Ended March 31,
	2011			2010
	Amounts as reported	Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$7,004	$—	$7,004	$7,014	$—	$7,014
Total expenses	9,844	—	9,844	14,161	(7,192)	6,969

(Loss) income before (benefit) provision for income taxes	(2,840)	—	(2,840)	(7,147)	7,192	45
(Benefit) provision for income taxes	(620)	—	(620)	(2,880)	2,877	(3)

(Loss) income from continuing operations	$(2,220)	$—	$(2,220)	$(4,267)	$4,315	$48

Basic per share	$(0.06)	—	$(0.06)	$(0.09)	$0.09	$0.00
Diluted per share	$(0.06)	—	$(0.06)	$(0.09)	$0.09	$0.00

(1)	Expense adjustment reflects the expense associated with early extinguishment of the Company’s debt in accounting period.